EXHIBIT 99.3


            IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE

                        IN AND FOR NEW CASTLE COUNTY


                                                   )
In re: Wireless Holdings, Inc.,                    )      C.A. No. 15554
a Delaware corporation                             )
                                                   )


                   OBJECTION AND RESPONSE TO PETITION FOR
APPOINTMENT OF CUSTODIAN

       Respondent, Transworld Telecommunications, Inc., ("TTI"), by and through its attorneys, Richards, Layton & Finger, and Parsons Behle & Latimer, hereby objects and responds to the petition of Videotron USA, Inc. ("Videotron") for the appointment of a custodian as follows:

                       GENERAL STATEMENT OF OBJECTION

       TTI objects to the appointment of a custodian because, while a director deadlock exists on a specific funding proposal, WHI is not suffering nor faced with the threat of irreparable harm. See 8 Del. C. Section
226. Videotron remains obligated to provide funding to WHI. Further, Videotron has manufactured its "deadlock" and purported "harm" in an effort to wrest exclusive control of the parties' joint venture, WHI.
Videotron has unclean hands and is thus ineligible for the relief it truly seeks -- a custodian authorized to consent to the dilution of TTI's interests in WHI.

       More specifically, TTI states as follows:

       Since November 1993 when Videotron and TTI formed their joint venture, WHI, their relationship has been characterized less by growth and shepherding of assets than by their animosity that is infamous throughout the wireless cable industry. Videotron has initiated or forced TTI to initiate no less than 9 separate arbitrations and court actions in state courts, federal courts, or arbitration fore in 5 separate states of the United States.

       It became apparent almost from the beginning of the relationship that Videotron's parent, Le Groupe Videotron, Lte., did not like having to do business in the United States where it could not always get its way and that it regretted having entered into a 50/50 joint venture with TTI, a company much smaller in size. However, the 50/50 joint venture was proposed by Videotron, it was not TTI's initial vehicle of choice for the business relationship. Consequently, in all of their actions, both at the WHI board level and as a litigious shareholder of the joint venture, Videotron has frequently attempted to diminish TTI's interest in the joint venture and to put TTI in a position whereby it could no longer participate in the control of the WHI assets.

       The relationship has, unfortunately, also been characterized by inaction and deception on the part of Videotron. The vision of making
WHI a leader in the wireless industry in the United States has taken a back seat to the sheer survival tactics necessary to keep the joint venture going and to protect the value of its assets. By virtue of changes in the industry, the value of the assets has grown over the three-and-a-half years of the joint venture's existence, but the parties have failed to realize the true potential of the assets because of Videotron's constant attempts to diminish TTI's value in the joint venture. Videotron's strange attitude is that it would rather have majority interest in something worth fewer dollars than an equal interest in something worth many dollars.

       In this action for the appointment of a custodian, Videotron again attempts a ploy to wrest control of WHI and to put TTI into minority shareholder status. The all too obvious goal of Videotron's ploy is to force TTI into a position where TTI would be forced to sell its interest in WHI to Videotron at a reduced price. This scenario has enormous implications for TTI: First, it puts TTI in jeopardy of becoming an "investment company" under the Investment Company Act of 1940 and thus subject to onerous and unintended regulation or forced liquidation. Second, it puts TTI in the position whereby it will suffer a substantial reduction in the value of this interest in WHI. Third it puts TTI in the position of losing substantial rights guaranteed to it under the Delaware General Corporation Law. Again, Videotron insisted that Wed be formed as a Delaware corporation and TTI agreed to the same, recognizing that the Delaware law of corporations would provide it with significant rights. In this most recent ploy to take control of WHI, Videotron would wipe out those rights guaranteed to TTI. Those rights might include, inter alia, the following:

       1. The ability to prevent changes to WHI's certificate of incorporation.

       2.     The ability to prevent changes to WHI's bylaws.

       3. The ability to prevent a merger of WHI with another corporation, and to protect against being "cashed out" of WHI in such a merger.

       4.     The ability to prevent a sale of WHI's assets.

       5. The ability to protect against changes in the composition of WHI's board.

       6.     The ability to protect against changes in the officers of WHI.

       7. TTI could lose the right to petition the Court for dissolution of a joint venture under 8 Del. C., Section 273.

       WHI's funding problems are other than as portrayed by Videotron. Videotron has created the problem. Videotron has an obligation to continue to fund WHI sufficiently to allow it to maintain its assets and continue as an ongoing business. This obligation lies in the Amendment and Supplemental Agreement of November 9, 1995, which amends the March 31, 1995, Settlement Agreement referred to in the petition and herein as the "November Amendment." Understanding the evolution of the fictitious problem leads to an understanding as to why the petition for appointment of a custodian is nothing more than a ploy.

       As noted in the petition, the parties were involved in a potential sale of their interests in WHI to Pacific Telesis Group ("PTG"). In November of 1996, PTG gave notice that it would not continue with the PTG Transaction. An arbitration filed by PTG followed with counterclaims and crossclaims by WHI, Videotron, and TTI (the
California Arbitrations). Soon thereafter, however, Videotron began to make overtures to TTI indicating that it would be forthcoming with a proposal whereby Videotron would buy out TTI's interest in WHI. In response to Videotron's assurance that all options would be considered, TTI made several proposals ranging from continued interim financing of WHI by Videotron with the orderly and predictable dilution of TTI's interest to the outright purchase of all of TTI's interest in WHI. TTI also proposed selling its position to a third party which would be more capable of providing funding to WHI along with Videotron. TTI raised with Videotron the necessity to arrange for interim funding of WHI or sale of WHI assets in order to keep WHI as a viable business in the absence of Videotron's continued funding.

       The parties had a series of discussions relating to the ground rules for implementation of the Buy-Sell Provisions of the March Agreement which went into effect in the event that the PTG Transaction failed. Videotron requested an extension of time within.which to determine whether it would exercise its option to purchase Laos interest in WHI.
TTI objected to such an.extension because of the continuing funding needs of Wry and TTI. In mid-December 1996, Videotron agreed that the, time far its performance under the Buy-Sell Provisions had started to run and farther asserted that TTI was under an obligation to buy Videotron's interest in WHI beginning in November.

       Videotron attempted to delay the implementation of the Buy-Sell Provisions first because its employees were on vacation for extended periods of time towards the end of the year and second because no Videotron employee was assigned to handle the situation. Furthermore, it became apparent that Videotron began discussing with a third party the purchase of WHI while TTI was itself discussing the purchase with that same party. Their efforts were not joint efforts and it was apparent that Videotron and TTI were working at cross purposes.

       Shortly after agreeing that TTI had the obligation to purchase WHI, on December 26, 1996, Videotron filed a demand for arbitration in Chicago, continuing its nefarious plan to interfere and frustrate TTI's efforts to conclude a satisfactory transaction.

       On December 20, 1996, however, Videotron had amended its counterclaim in the California Arbitration to include a request for specific performance by PTG of its obligations under the PTG Agreement. The
PTG Agreement can only go forward if WHI maintains its pre-closing covenants to maintain the Wry assets intact for purchase by PTG pursuant to the PTG Agreement. A result of Videotron's request for specific performance by PTG is that Videotron completely controls now the disposition of WHI. In order to complete the PTG transaction, no WHI assets can be sold. Under the PTG Agreement, WHI cannot-borrow funds from any source other than Videotron. Thus, through its tactic of filing its counterclaim for specific performance, Videotron has severely limited the future business activities of WHI in terms of sale of assets or funding. Videotron has pleaded the specific performance remedy in the alternative so that Videotron has complete control over the disposition of WHI's business decisions.

       Similarly, under the PTG Agreement, TTI cannot pledge its main asset, its interest in WHI. Thus, Videotron has now also put TTI in a.position whereby it cannot collateralize a loan. This fact is significant because, as will be noted below, Videotron has proposed funding of WHI which would require TTI to match the funding. Videotron knows full well that TTI is not in a position to match the funding and that because of Videotron's own actions, TTI cannot attempt to collateralize a loan so as to meet any obligation that it would have to fund WHI under Videotron's financing proposals.

       Thus, Videotron has left WHI without funding, despite its obligation to fund pursuant to the November Amendment, has not pursued the acquisition of TTI's interest in WHI, and has now devised this ruse to dilute TTI's interest in WHI.

       Videotron's response to the problem created by its own actions has been to attempt to impose the most implausible funding option imaginable, a convertible note with an effective term of 30 days and an obligatory matching provision for TTI. In taking this approach, Videotron realized that it was again using the most implausible approach to funding and that TTI would reject it. In "setting up" TTI in this manner, Videotron clearly had in mind the ultimate involvement of the judiciary in the affairs of WHI and its acquiescence in its nefarious attempt to wrest control of WHI from TTI through the funding problems.

       Moreover, however, the funding proposal made by Videotron would in itself violate the PTG Agreement, because it would represent the sale of equity in WHI, something that is prohibited by the PTG Agreement.

       The WHI funding solution lies in Videotron obligations under the November Amendment. Immediately after PTG made known its intention not to close the PTG Transaction and thereby acquire the stock in WHI, Videotron responded to the California Arbitration by amending its counterclaim so as to include a demand that the arbitrator order PTG to specifically perform under the PTG Agreement and thus.acquire the stock of WHI. Videotron has an obligation, under Section 7 of the November Amendment to provide funding to WHI "for so long as PTG remains obligated to consummate the PTG Transaction pursuant to the PTG
Transaction Agreement ...."  The funding obligation requires Videotron to maintain funding for WHI sufficient to allow WHI to meet its obligations under the PTG Agreement. WHI has an obligation not to diminish the value of its assets in any way prior to the closing of the PTG Agreement. Videotron, therefore, has an obligation under the November Amendment to maintain all of the WHI assets and operating systems intact and fully funded. Videotron, therefore, maintains in the California Arbitration that PTG still remains obligated to consummate the transaction, but Videotron refuses to continue funding WHI as it is required to do under the November Amendment.

       Alternatively, on the short-term side, it is clear that WHI can go to the commercial markets to attempt to find short-term funding. On its own TTI has begun to contact commercial lenders. TTI has determined that an entity which formerly was a lender to one of the systems that WHI acquired, the Spokane system, is seriously prepared to entertain a funding request. That entity, U.S. Bank has indicated that it is interested in reviewing WHI's proposal and that it may be able to finance WHI by securing the assets which it had previously used as collateral, the Spokane system, which is well known to the bank.

       Additionally, Videotron proposed that it would provide short-term funding in the Wed Board meeting on February 5, 1997. There have been subsequent discussions about interim funding from Videotron and indeed, Videotron has actually advanced money to Wed ($200,000) without any formal agreement with Wed for repayment even though TTI told
Videotron this had not been authorized by the directors of WHI or TTI.
In that Board meeting of February 5, 1997, TTI learned for the first time that Videotron had advanced $5O,000 in January of 1997 to WHI, also without any agreement for repayment.

       In the February board meeting, Videotron had proposed interim funding through a demand note on a term of 30 days. However, TTI pointed out to Videotron that it was unrealistic to lend money for such a short term when the ultimate need of Wed would be to sell off, in a orderly and reasonable manner, some of its nonessential assets. Again, to serve its own purposes and in an rather clear demonstration of its bad faith, Videotron refused to accept reasonable and realistic terms for shortcuts by it to WHI and has steadfastly maintained that it will lend money to WHI only on terms that are truly onerous to WHI and which are ultimately designed to diminish TTI's interest in WHI. TTI offered to vote in favor of reasonable repayment and collateralization terms for short-term funding by Videotron, more consistent with if Videotron's obligations under paragraph 7 of the November Amendment, but Videotron has insisted on the conversion privilege or very short term debt which is, of course, completely unacceptable to TTI, because of the obvious effect on the balance of power in WHI.

       Furthermore, Videotron has not satisfied its obligations under the November Amendment to reduce WHI's debt, Section 5.2, which requires that Videotron would promptly contribute $1.85 million of Videotron debt to WHI. The agreement was executed in January 1996 But dated
November 9, 1995. Many months have passed without Videotron's fulfilling its obligation. Obviously, the reduction in debt would make funding of WHI more attractive to an outside lender. Of course, Videotron's failure to contribute the $1.85 million in debt to WHI in consistent with the position taken by it in the California arbitration where it has maintained that PTG has a continuing obligation to close the PTG Transaction. It is, however, inconsistent with Videotron's refusal to fund as it is obligated to do by the November Amendment.

       Furthermore, Videotron has done nothing to locate outside funding Videotron's indolence in this regard, coupled with its specific performance counterclaim in the California Arbitration, is calculated to force WHI into a position where, in order to survive, it would have to borrow money only from Videotron and only on the terms imposed by Videotron.

       With respect to long-term funding, at the February 5, 1997, WE
Board meeting, TTI representatives to the Board, as an alternative to Videotron's continued funding obligation, moved for the adoption of a resolution requiring WHI management to pursue a sale of nonessential assets of the corporation, particularly, the Greenville, North Carolina and the Spokane, Washington operating systems. Videotron representatives to the Board voted in favor of the motion along with TTI representatives and, accordingly, the resolution passed. In the interim, Videotron has done absolutely nothing to pursue suck a sale nor has it requested WHI management to do so. On the other hand, TTI representatives have actively sought purchasers for those portions of the system. Specifically, TTI representatives have spoken with Wireless One, regarding the sale of the Greenville asset, and it has spoken with Wireless Broadcasting Systems of America regarding the sale of the Spokane asset. However, as of March 5, 1997, one full month after the February board meeting, the secretary of the WHI Board meeting, a Videotron employee, has not prepared and circulated the minutes of the February board meeting for approval by the WHI Board and has not further circulated them or sent any directive to WHI's management instructing its management to begin the process of looking for purchasers for the Greenville and Spokane systems; Only TTI has taken action in that regard.

       Videotron's bad faith is apparent in its coming to this Court with the fictitious claim of WHI s irreparable hams designed solely to upset the balanced ownership and voting rights of these two joint venture shareholders. Indeed Videotron's goal is to inflict irreparable harm on HI by denying TTI its rights to 50% ownership and equal voting rights in WHI.

       The Delaware Court of Chancery should exercise its discretion by not appointing a custodian in this matter. First, it is important to point out to the Court that, despite the statement in the cover letter from Videotron's counsel to the Court dated February 19, -1997, there is no-impasse on the board with respect to Appropriate financing for the continued operations of the day-to-day business of WHI." The only proposition on which there is a deadlock is the unacceptable proposal made by Videotron to fund only in one manner, that is, with a promissory note that has a conversion feature and a very short term with matching funding obligations for Videotron's equal shareholder in WHI, TTI.
Videotron does not even mention its obvious conflict of interest or the failure to satisfy the terms of GCL Section 144(a). Second, Videotron has not told this Court of its obligation to fund WHI so as to maintain its assets pursuant to the November Amendment. Third, Videotron has not on its own sought other financing-nor has it made any proposals to the WHI
Board to instruct WHI management to seek reasonable funding alternatives. On the other hand, TTI has pursued other funding alternatives for WHI Videotron has merely put this self-serving, conflict of interest proposal in front of the WHI Board without having made any attempt at all to come up with reasonable funding alternatives Fourth, the Videotron representatives to the WHI Board have an unresolved and irreconcilable conflict of interest in this matter and are clearly not exercising their fiduciary duty to the shareholders of WHI. Now they are requesting this Court to implement their conflict of interest transaction. Accordingly, a custodian is unwarranted.

       If this Court were to determine that the appointment of a custodian is necessary because there is a deadlock on-the Board of Directors of WHI, the custodian should shepherd the short-term funding decisions of the WHI Board and the Court should make clear to the custodian that the custodian is not empowered to choose a funding option which upsets the 50/50 ownership and voting balance currently held by the WHI shareholders or to choose a funding option which puts WHI in default under the PTG Agreement. To do otherwise would simply further
Videotron's ploys.

                  RESPONSES TO ALLEGATIONS IN THE PETITION

       1. TTI admits that the petition seeks appointment of a custodian pursuant to 8 Del. C. Sectoin 226(a)(2) for Wireless Holdings, Inc. ("WHI"), but objects to the appointment of a custodian. Alternatively, assuming arguendo the Court determines to appoint a custodian pursuant to 8 Del.C. Section 226, any such custodian should not be authorized or empowered to consent to or implement any funding or other proposal that would impact the balance of ownership or the equal voting rights presently held by TTI and Videotron in WHI, or that would result in the dilution of TTI's ownership or voting interests. Nor should the Court authorize or empower any custodian to adopt financing proposals that would put
WHI in default under the PTG Agreement.

              2. Answering the allegations of paragraph 2 of the petition, TTI admits the same.

              3. Answering the allegations of paragraph 3 of the petition, TTI admits the same.

              4. Answering the allegations of paragraph 4 of the petition, TTI admits the same.

              5. Answering the allegations of paragraph 5 of the petition, TTI denies the same, except that TTI admits that WHI has obligations to third parties and that the Board of WHI is deadlocked with respect to certain financing proposals advanced by Videotron for its own interest and not for that of WHI.

              6. Answering the allegations of paragraph 6 of the petition, TTI admits the same.

              7. Answering the allegations of paragraph 7 of the petition, TTI denies the same and states affirmatively that WHI has only five employees and that subsidiaries of WHI have approximately 20 employees.

              8. Answering the allegations of paragraph 8 of the petition, TTI admits the same.

              9. Answering the allegations of paragraph 9 of the petition, TTI admits the same.

              10. Answering the allegations of paragraph in of the petition, TTI admits the same.

              11. Answering the allegations of paragraph 11 of the petition, TTI admits that the March Agreement speaks for itself, and otherwise admits that Videotron is obligated to fund WHI's existing obligations and day-to-day operations.

              12. Answering the allegations of paragraph 12 of the petition, TTI denies the same.

              13. Answering the allegations of paragraph 13 of the petition, TTI denies same, and TTI states affirmatively that it refused to proceed with the PTG Transaction because various business conditions of the proposed sale including the price, were unacceptable and because Goldman had not recommended the transaction, and TTI further states affirmatively that Videotron was not forced to commence litigation but did in fact commence litigation for its own benefits and not for the benefit of.WHI nor for the benefit of its co-shareholder, TTI.

              14. Answering the allegations of paragraph 14 of the petition, TTI admits that negotiations among TTI, Videotron, and Pacific Telesis Group resulted in a Stock Purchase Agreement dated November
9, 1995, pursuant to which capital stock of WHI was to be sold to PTG, but TTI denies the remaining allegations thereof.

              15. Answering the allegations of paragraph 15 of the petition, TTI admits the same.

              16. Answering the allegations of paragraph 16 of the petition, TTI admits the same.

              17. Answering the allegations of paragraph 17 of the petition, TTI admits that PTG has abandoned the PTG transaction, and TTI states affirmatively that, in the arbitration involving the PTG Transaction, Videotron has maintained that PTG has a continuing obligation to go forward with the PTG Transaction and has sought an.order requiring specific performance by PTG of the PTG Transaction, and, accordingly, Videotron's funding obligations pursuant to the November Amendment have not ended and Videotron is obligated to continue funding pursuant to that agreement until such time as it has been finally determined, through arbitration and/or the courts, that PTG has no obligation to conclude the PTG Transaction, and TTI further states affirmatively that, accordingly, WHI is in no danger of imminent irreparable berm unless its shareholder, Videotron, refuses to honor its obligation to fund WHI or, in the alternative, unless Videotron remains uncooperative and forces the management of WHI to ignore a board resolution requiring WHI management (as an alternative to the PTG transaction) to find buyers for WHI nonessential assets including Greenville and Spokane.

              18. Answering paragraph 18 of the petition, TTI admits that under the agreement reached between the parties on March 31, 1995, referred to in the petition as the March Agreement, TTI has the right under certain circumstances to purchase Videotron's interest in WHI, but TTI denies that it has an unfulfilled obligation to purchase Videotron's interest, and states affirmatively that it is without information sufficient to form an opinion as to the truth of the remaining allegations thereof and, therefore, denies the same.

              19. Answering the allegations of paragraph 19 of the petition, TTI admits that no agreement between the parties provides a method for financing WHI after the termination of the PTG Transaction, but TTI denies the remaining allegations thereof; and TTI states affirmatively that in the arbitration involving the PTG Transaction, Videotron has asserted that PTG has a continuing obligation to go forward with the PTG Transaction and has sought an order requiring specific performance by PTG of the PTG Transaction, and, accordingly, Videotron's funding obligations pursuant to the November Amendment have not ended and Videotron is obligated to continue funding pursuant to that agreement until such time as it has been finally determined, through arbitration and for through the courts, that PTG has no obligation to conclude the PTG Transaction, and TTI further states affirmatively that, accordingly, WHI is in no danger of imminent irreparable harm unless its shareholder, Videotron, refuses to honor its obligation to Find WHI.

              20. Answering the allegations of paragraph 20 of the petition, TTI denies the same, and Till states affirmatively that the WHI Board has passed a resolution for alternative funding, i.e., the sale of Unessential assets, and that the Videotron members of the WHI Board voted for such a resolution but have wrongfully refused to consider other funding proposals.

              21. Answering the allegations of paragraph 21 of the petition, TTI denies the same, and TTI states affirmatively that the TTI members of the WHI Board have proposed funding alternatives, including the sale of nonessential assets (in the event the PTG transaction is not realized), and that the Videotron members of the WHI Board have voted for such a resolution, but that the Videotron members of the WHI Board have wrongfully refused to consider additional funding proposals, and TTI further states that Videotron remains obligated to fund WHI, and TTI further states affirmatively that neither the WHI Board nor the WHI management have undertaken any efforts to investigate funding alternatives available in the commercial market, and TTI further states affirmatively that, since the time when PTO made known its decision not to proceed with the PTG Transaction, management and agents of Videotron's parent and affiliate companies have intentionally mislead TTI and its management into believing Videotron would be forthcoming with serious proposals for acquisition by Videotron of TTI's interest in WHI, thus obviating the need for commercial funding or further funding of WHI by Videotron; but that, for its own purposes, Videotron has ultimately not come forward with such acquisition proposals and instead has attempted to force a funding proposal on Wry which would dilute the interest of TTI and change the current balanced ownership and voting rights in WHI and to gain unfair advantage over TTI thereby and through the instigation of this litigation, which has in itself further impaired the ability of WHI to acquire reasonable funding in the marketplace.

              22. Answering the allegations of paragraph 22 of the petition, TTI admits the same.

              23. Answering the allegations of paragraph 23 of the petition, TTI denies the same.

              24. Answering the allegations of paragraph 24 of the petition, TTI is without information sufficient to form a belief as to the truth of the allegations contained therein and, therefore, denies the same.

              25. Answering the allegations of paragraph 25 of the petition, TTI admits the same.

              26. Answering the allegations of paragraph 26 of the petition, TTI admits that Videotron proposed a funding commitment as set forth in a January 30 memorandum but TTI denies the remaking allegations thereof.

              27. Answering the allegations of paragraph 27 of the petition, TTI admits that Videotron proposed a funding commitment as set forth in a January 30 memorandum but TTI denies the remaining allegations thereof.

              28. Answering the allegations of paragraph 28 of the petition, TTI admits the same.

              29. Answering the allegations of paragraph 29 of the petition, TTI admits the same and TTI states affirmatively that an alternative motion was made by TTI and passed by the WHI Board requiring (as an alternative to the PTG transaction) the WHI officers to pursue, as a funding alternative, the sale of nonessential assets, i.e., the Greenville and Spokane systems, and that the TTI representatives to the WHI Board also proposed that the Videotron funding proposal be changed by Videotron so that, rather than buying equity, Videotron's loan would be secured against specific assets of WHI, such motion failed because the Videotron members of the WHI Board, acting in the interest of Videotron and not in the interest of WHI, voted against the motion.
TTI further states affirmatively that, since the February 5, 1997, WHI
Board meeting, neither Videotron nor WHI has taken any steps to pursue the funding alternative approved by the WHI Board, i.e., the sale of the Greenville and-Spokane assets.

              30. Answering the allegations of paragraph 30 of the petition, TTI admits the same and TTI states affirmatively that an alternative motion was made by TTI and passed by the WHI Board requiring (as an alternative to the PTG transaction) the WHI officers to pursue, as a funding alternative, the sale of nonessential assets, i.e., the Greenville and Spokane systems, and that the TTI representatives to the WHI Board also proposed that the Videotron funding proposal be changed by Videotron so that, rather.than buying equity, Videotron's loan would be secured against specific assets of WHI, but that such motion failed because the Videotron members of the WHI Board, acting in.the interest of Videotron and not in the interest of WHI, voted against the motion TTI further states affirmatively that, since the February 5, 1997, WHI Board meeting, neither Videotron nor WHI has taken any steps to pursue the funding alternative approved by the WHI Board, i.e., the sale of the Greenville and Spokane assets.

              31. Answering the allegations of paragraph 31 of the petition, TTI denies the same, and TTI states affirmatively that an alternative motion was made by TTI and passed by the WHI Board requiring (as an alternative to the PTG transaction) the WHI officers to pursue, as a funding alternative, the sale of nonessential assets, i.e., the Greenville and Spokane systems, and that the TTI representatives to the WHI Board also proposed that the Videotron funding proposal be changed by Videotron so that, rather than buying equity, Videotron's loan would be secured against specific assets of WHI, but that such motion failed because the Videotron members of the WHI Board, acting in the interest of Videotron and not in the interest of WHI, against the motion. TTI further states affirmatively that, since the February 5, 1997, WHI
Board meeting, neither Videotron nor WHI has taken any steps to pursue the funding alternative approved by the WHI Board, i.e., the sale of the Greenville and Spokane assets.

              32. Answering the allegations of paragraph 32 of the petition, TTI denies the same, and TTI states affirmatively that an alternative motion was made by TTI and passed by the WHI Board requiring (as an alternative to the PTG transaction) the WHI officers to pursue, as a funding alterative, the sale of nonessential assets, i.e., the Greenville and Spokane systems, and that the TTI representatives to the WHI Board also proposed that the Videotron funding proposal be changed by Videotron so that, rather than buying equity, Videotron's loan would be secured against specific assets of WHI, but that such motion failed because the Videotron members of the WHI Board, acting in the interest of Videotron and not in the interest of WHI, voted against the motion. TTI further states affirmatively that, since the February 5, 1997, WHI Board meeting, neither Videotron nor WHI has taken any steps to pursue the funding alternative approved by the WHI Board, i.e., the sale of the Greenville and Spokane assets. And TTI further states affirmatively that it has made inquiries in the commercial markets for reasonable interim financing and has determined that such funding for WHI is likely available in the commercial market, and TTI further states that it is likely that nonessential WHI assets, including the wireless cable television systems and cable rights held by WHI in Greenville, North Carolina and Spokane, Washington could be sold to generate funds which WHI could use to exploit its remaining assets. Furthermore, TTI states affirmatively that it is unnecessary for WHI to pursue financing that would impact the current balanced ownership or voting rights of TTI and Videotron in WHI. TTI further states affirmatively that TTI made known to the Videotron representatives on the WHI Board that it was willing to vote in favor of Videotron's proposal for interim funding provided that there would be no conversion mechanism so as to change the balance of ownership in WHI in favor of Videotron but so that the loan could be collateralized with WHI assets and so that it would have a preference for repayment upon the orderly sale of WHI assets, and provided that the term of the note would be sufficient so as to allow for the orderly sale of WHI nonessential assets from the proceeds of which the loan could be repaid, again so as not to upset the balanced ownership interest of Videotron and TTI in WHI Finally, TTI affirmatively states that WHI has no immediate need for financing, since Videotron has taken the position that PTG remains obligated to purchase WHI, so that Videotron's obligation to provide financing for WHI under the November Agreement, and otherwise, is continuing.

       33. Answering the allegations of paragraph 33 of the petition, TTI admits that Videotron informed WHI on February 14, 1997, that it would advance $200,000 to enable WHI to meet obligations. TTI denies the remainder of paragraph 33 of the petition.

       34. Answering the allegations of paragraph 34 of the-petition, TTI denies the same, and TTI states affirmatively that Videotron unilaterally transferred $200,000 to the account of WHI on approximately February 21, 1997, without the authority of the Board of Directors of WHI to approve the borrowing of such funds, and TTI further states affirmatively that at no time has TTI ordered Videotron or WHI, or the management of WHI to refuse to make or refuse to accept such transfer. TTI further states affirmatively that Videotron now maintains that the money so advanced constitutes a demand loan with interest at IS%, a unilateral action on the part of Videotron which demonstrates its bad faith.

       35. Answering the allegations of paragraph 35 of the petition, TTI denies the same, and TTI states affirmatively that WHI's financing needs can be easily remedied if Videotron were to continue its funding pursuant to its obligations set forth in the November Agreement, if Videotron were to accept the alternatives proposed by the TTI members to the WHI Board for interim funding for a reasonable term so as to allow for the orderly sale; and disposition of nonessential WHI assets and without the conversion feature which Druid destroy the balanced
Ownership and voting rights of the parties in Wry, or if Videotron were to exercise diligence in seeking purchasers pursuant to the alternative proposal for the sale of nonessential WHI assets, which has already been approved by the WHI Board.

       36. Answering the allegations of paragraph 36 of the petition, TTI denies the same, and TTI states affirmatively that WHI has only five employees and that subsidiaries of WHI have approximately 20 employees, and TTI further states affirmatively that certain operating assets of WHI, for example, Spokane, are projected in fiscal 1997 to be cash flow positive whereas others in the system are projected to be cash flow negative and require funding in order to fully exploit the asset, and that, thus, WHI could maximize its assets by selling off certain nonessential assets.

       37. Answering the allegations of paragraph 37 of the petition, TTI denies the same, and TTI states affirmatively that, while it is true that if Wan did not meet its contractual obligations, it would be in default under various leases or trade accounts; but that Wan can meet its contractual obligations by finding alternative funding arrangements including funding in the commercial market, or through the sale nonessential assets, or by having Videotron meet its obligations for funding as required under the November Agreement.

       38. Answering the allegations of paragraph 38 of the petition, TTI repeats its answers to paragraphs 1 through 37 as set forth above.

       39. Answering the allegations of paragraph 39 of the petition, HI admits that WHI's bylaws make no provision for resolution of a deadlock on the WHI Board, but TTI denies the remaining allegations thereof and TTI states affirmatively that several funding options are available for WHI including enforcement of Videotron's funding obligations pursuant to the November Agreement, finding in the commercial market, and the sale of nonessential assets.

       40. Answering the allegations of paragraph 40 of the petition, TTI admits the same, and TTI states affirmatively that the deadlock on the Wed Board is of Videotron's own making, unnecessary and designed to provide an artificial vehicle by which Videotron can dilute TTI's ownership in WHI and change the balance of power on the Board of Directors, and is not threatening, nor will it lead to, irreparable harm.

       41. Answering the allegations of paragraph 41 of the petition, TTI denies the same. In the alternative, assuming arguendo that the Court determines to appoint a custodian to protect and preserve the assets of WHI, such custodian should expressly not be authorized or empowered to resolve Board deadlocks in a manner that would implement any funding or other proposal that would impact the balance of ownership or the equal.voting rights presently held by TTI and Videotron's in WHI or that would dilute TTI s ownership or voting interests in WHI nor should the Court authorize or empower any custodian to adopt financing proposals that would put WHI in default under the PTG Agreement.

       42. Answering the allegations of paragraph 42 of the petition, TTI repeats its answers to paragraphs 1 through 41 as set forth above.

       43. Answering the allegations of paragraph 43 of the petition, TTI denies the same, and TTI states affirmatively that the requested need for a custodian is an artificial need created by Videotron's own actions taken in bad faith and for its own advantage.

       44. Answering the allegations of paragraph 44 of the petition, TTI denies the same, and TTI states affirmatively that Videotron's actions have been taken hastily and with unclean hands and that it should receive no payments for the institution of this action which resulted of its own making and TTI further states affirmatively that payment of its costs and fees should be borne by Videotron as a result of its actions taken in bad faith, including the filing of this action with the Court.

       45. TTI denies each and every other allegation of the Petition not specifically otherwise answered above.

       WHEREFORE, TTI requests that the Court deny Videotron's
Petition for Appointment of a Custodian as requested by Videotron. Alternatively, should the Court decide to appoint a custodian, TTI requests that the custodian expressly not be authorized or empowered to resolve Board deadlocks in a manner that would implement any funding or other proposal which would impact the balance of ownership or the equal voting rights presently held by TTI and Videotron in WHI, or that would dilute TTI's ownership or voting interests in WHI. TTI further requests that, in the event a custodian is appointed, the custodian not be authorized to adopt financing proposals that would put WHI in default under the PTG Agreement.

                                    RICHARDS, LAYTON & FINGER

                                    By: /s/ C. Malcolm Cochran, IV
                                           C. Malcolm Cochran, IV
                                           One Rodney Square
                                           P.O. Box 551
                                           Wilmington, Delaware 19899
                                           (302) 658-6541
                                             Attorneys for Transworld
                                             Telecommunications, Inc.

OF COUNSEL:

PARSONS, BEHLE & LATIMER
James M. Elegante
201 South Main Street Suite 1800
P.O. Box 45898
Salt Lake City, Utah 84145-0898
(801) 532-1234

Dated: March 5, 1997

                           CERTIFICATE OF SERVICE

       I hereby certify that on March 5, 1997, I caused two copies of the foregoing Objection and Response to Petition for Appointment of Custodian to be served on the following counsel at the addresses indicated:

       VIA HAND DELIVERY

       Judith N. Renzulli, Esquire
       Duane Morris & Heckscher
       1201 North Market Street, #1500
       P.O. Box 195
       Wilmington, DE 19899

       VIA FEDERAL EXPRESS

       Celia Goldway Barenholtz, Esquire
       Kornish, Lieb, Weiner & Hellman LLP
       1114 Avenue of the Americas
       New York, NY 10036

                                    /s/ C. Malcolm Cochran, IV
                                    C. Malcolm Cochran, IV